EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-11304, No. 333-121276, No. 333-121300, and No. 333-130552, on Form S-8 as amended, of our report dated January 26, 2009, relating to the financial statements and financial statement schedule of Sappi Limited, and the effectiveness of Sappi Limited’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of Sappi Limited for the year ended September 2008.

/s/ Deloitte & Touche

Per M J Comber

Partner

January 26, 2009

Deloitte & Touche - Registered Auditors

Buildings 1 and 2, Deloitte Place

The Woodlands Office Park, Woodlands Drive, Sandton

Johannesburg, South Africa

National Executive:  GG Gelink Chief Executive  AE Swiegers Chief Operating Officer

GM Pinnock Audit   DL Kennedy Tax and Legal and Financial Advisory   L Geeringh Consulting  L Bam Corporate Finance

CR Beukman Finance  TJ Brown Clients & Markets  NT Mtoba Chairman of the Board

A full list of partners and directors is available on request